                                                                Exhibit 1.A.5(a)

                                                                           NEV-6

                                                       New England Variable Life
                                                       Insurance Company

Variable Life Policy

Insured:

Policy Number:

Face Amount:

Plan:


New England Variable Life Insurance Company Agrees to pay the Death Benefit of this Policy to the Beneficiary on receipt of proof of the death of the Insured; and to provide the other rights and benefits of the Policy.

These agreements are subject to all the provisions of the Policy.

Signed on the Date of Issue for the Company at its Administrative Office, 501 Boylston Street Boston, MA 02117

Robert A. Shafto
/s/
President

H. James Wilson
/s/
Secretary

Variable Life Policy
 .    The Death Benefit is payable at the death of the Insured.
 .    Premiums are payable to the Company for a specified period.
 .    Unscheduled Payments can be made.
 .    The Policy does not participate in dividends.

Please Read Your Policy Carefully
This Policy is a legal contract between you and the Company.

THE DEATH BENEFIT ON THE POLICY DATE WILL BE EQUAL TO THE FACE AMOUNT SHOWN IN
SECTION 1. THEREAFTER, THE DEATH BENEFIT CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST; BUT IT WILL NOT BE LESS THAN THE FACE AMOUNT. SEE
SECTION 12.

THE CASH VALUE OF THIS POLICY CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST. SEE SECTION 11.

Right to Return the Policy When this Policy is issued, you should examine it. You can return the Policy to the Company or its Agent for any reason within the latest of: (a) 10 days after you receive it from the Company; (b) 45 days after
Part I of the Application is signed; and (c) 10 days after the Company mails the separate Notice of Withdrawal Right. If you return the Policy: an amount equal to any premium paid plus any Unscheduled Payment made will be refunded to you; and the Policy will be cancelled from the start.

Policy Provisions                        Alphabetical Guide

Section                             Section

 1   Policy Schedule                     1, 4   Age of Insured
 2   Tabular Values                        16   Assignments
 3   Surrender Charges                      5   Automatic Premium Payment
 4   Contract                              16   Beneficiary
 5   Premiums                              17   Benefits, Payment of
 6   Unscheduled Payments                   4   Claims of Creditors
 7   The Variable Account                   4   Contestable
 8   The Fixed Account                      4   Contract
 9   Nonpayment of Premiums                11   Cost of Insurance
10   Reinstatement After Lapse           1, 4   Date of Issue
11   Cash Value of the Policy            1, 4   Date, Policy
12   Death Benefit                         12   Death Benefit
13   Policy Loans                          14   Exchange of Policy
14   Exchange of Policy                     1   Face Amount
15   Policy Changes                         8   Fixed Account
16   Owner and Beneficiary                  9   Fixed Extended Term Insurance
17   Payment of Benefits                    9   Fixed Paid-Up Insurance
18   Payment Options                        5   Grace Period
19   Life Income Tables                    11   Investment Return
 .   Riders, if any                         9   Lapse Options
 .   Copy of the Application           18, 19   Life Income Options
 .   Amendments and                        19   Life Income Tables
     Endorsements                           1   Loan Interest Rate
                                           13   Loans, Policy
                                           11   Net Cash Value
                                            9   Nonpayment of Premiums
                                           11   Monthly Deduction
                                           16   Owner
                                           15   Partial Surrender
                                           15   Partial Withdrawal
                                           18   Payment Options
                                            4   Periodic Reports
                                           15   Policy Changes
                                           13   Policy Loan Balance
                                            4   Postponement of Payments
                                            5   Premiums
                                           10   Reinstatement
                                            1   Schedule, Policy
                                            7   Sub-Accounts
                                            4   Suicide
                                            3   Surrender Charge
                                        3, 11   Surrender of the Policy
                                            2   Tabular Value
                                            6   Unscheduled Payments
                                            7   Variable Account
                                            9   Variable Paid-Up Insurance

                                                       New England Variable Life
                                                       Insurance Company

1.   Policy Schedule

Owner and Beneficiary As named in the Application or as later changed. See the Owner and Beneficiary Section of the Policy.

Policy Number       Age            Sex
Specimen            35             Male

Policy Date             Date of Issue          Policy Class
January 1, 1993         January 1, 1993        Smoker Standard

Policy Loan Interest Rate  Basis of Values Interest Rate
6%                         4.5%
Death Benefit Option
1

Schedule of Benefits

Variable Ordinary Life (LIFE) $50,000

Schedule of Annual Premiums

Policy Years            LIFE
1 thru 36               $745.50

Thereafter
To Age 100              3919.50*

*Guaranteed Maximum Premium; Actual premium may be less (See Section 5.)

Premium Recalculation Date:                     January 1, 2028
Premium Change Date:                            January 1, 2029

Total Premium on Policy Date      Annual     Semi-Annual      Quarterly
                                  $745.50    $383.93          $195.69

Table of Net Annual Premiums (Amount Invested; Based on Maximum Premium Charges)


Beginning of
Policy Year             Net Premium
1 Thru 36               $628.36
Thereafter              $3516.70  (Based on Guaranteed Maximum Premium)

Annual Administrative Charge (Reflected in Net Annual Premium) $55.00

Each Net Unscheduled Payment will be equal to the Unscheduled Payment less 9%.


Sex-distinct Issue

Edward N. Wadsworth
/s/
Secretary

                                                       New England Variable Life
                                                       Insurance Company

2.   Tabular Values

Policy Number
Specimen

Tabular Values are used to determine: the Death Benefit and the partial withdrawal available for Death Benefit Option 2; and whether the Special Premium Option can apply.

The amounts shown in this table assume that: an annual premium has been paid on the first day of each policy year; no Unscheduled Payment has been made; no partial surrender has been made; no partial withdrawal has been made; no Policy Loan has been made; the cost of insurance rates are equal to the maximum guaranteed rates; the maximum Monthly Deduction is deducted from the Cash Value in every month; the actual net premiums credited are equal to the net annual premiums shown in Section 1; and the Actual Investment Return is equal to the Base Investment Return. The actual Tabular Values at any time will reflect: the frequency of premium payment then in effect; and, starting on the Premium Recalculation Date, the new premium calculated on that Date.

End of                              End of
Policy Year      Tabular Value      Policy Year      Tabular Value
    1               $ 468.50                16         $8,449.00
    2                 950.00                17          8,992.00
    3               1,443.50                18          9,524.50
    4               1,948.00                19         10,040.50
    5               2,462.50                20         10,535.50
    6               2,985.50        25 Age 60          12,556.00
    7               3,515.00        30 Age 65          13,204.50
    8               4,051.50        35 Age 70          10,595.50
    9               4,593.00
   10               5,139.00
   11               5,687.50
   12               6,239.00
   13               6,792.00
   14               7,346.50
   15               7,899.00

Edward N. Wadsworth
/s/
Secretary

                                                          England Variable Life
                                                           Insurance Company

3.   Surrender Charge

Policy Number
Specimen


A Surrender Charge will be deducted from partial surrender, full surrender, decrease in Face Amount and lapse transactions during the first 15 policy years. The Surrender Charge is equal to a Deferred Sales Charge plus any Deferred Administrative Charge.

The Maximum Deferred Sales Charges for years 1 through 8 are shown in the table on the next page. The Maximum Deferred Sales Charges for the last policy month of each of years 9 through 15 are shown in the table on the next page; the Maximum Charges for other months will reflect the number of completed policy months in the year of surrender, lapse or decrease in Face Amount. If you paid premiums at an annual, semi-annual or quarterly frequency, the actual Deferred Sales Charges will be less than the Maximums shown.

The Deferred Administrative Charge for the first policy year is shown in the table on the next page; the Charge is level throughout the year. The Charge for the last policy month of each of years 2 through 11 is shown in the table on the next page; the Charge for other months will reflect the number of completed policy months in the year of surrender, lapse or decrease in Face Amount.


Edward N. Wadsworth
/s/
Secretary

                                                       New England Variable Life
                                                       Insurance Company

3.   Surrender Charge (Second Page)

Policy Number
Specimen


           Year of
          Surrender,               Maximum                Deferred
         Decrease or              Deferred             Administrative
            Lapse               Sales Charge               Charge
              1                   $170.38                 $125.00
              2                    195.76                  112.50
              3                    656.15                  100.00
              4                    761.28                   87.50
              5                    761.28                   75.00
              6                    761.28                   62.50
              7                    761.28                   50.00
              8                    761.28                   37.50
              9                    652.52                   25.00
             10                    543.77                   12.00
             11                    435.02                    0.00
             12                    326.26
             13                    217.51
             14                    108.75
             15                      0.00


Edward N. Wadsworth
/s/
Secretary

4.   Contract

The Contract
This Policy is a legal contract between the Owner of the Policy (called "you") and New England Variable Life Insurance Company, a Delaware corporation, (called "the Company"). The Policy, which includes the attached Application, is the entire contract between you and the Company. All riders are listed in Section 1. A change in or waiver of the provisions of the Policy must be signed by the President or the Secretary of the Company to be valid.

Payments Under the Contract
All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Administrative Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Administrative Office of proof of death of the Insured.

Dates
Policy years, months and anniversaries are all measured from the Policy Date. The contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are both shown in Section 1.

Not Contestable After Two Years
Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations: they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance. The insurance issued under this Policy will not be contestable after it has been in force during the life of the Insured:

 .    With respect to the amount of Death Benefit which results from other than
     Unscheduled Payments, for two years from the Date of Issue; and

 .    With respect to any Death Benefit which results from an Unscheduled Payment for which proof is required that the Insured is insurable, for two years from the date that Unscheduled Payment is received.

Suicide Within Two Years
If the Insured dies by suicide while sane or insane within two years from the Date of Issue, the Death Benefit will be limited to: the amount of the premiums paid; plus the amount of any Unscheduled Payments; less the amount of each partial surrender; less the amount of each partial withdrawal; less any Policy Loan Balance on the date of death.

Age of Insured
The age of the Insured on the Policy Date and on policy anniversaries means the age at the nearest birthday of the Insured. Between anniversaries, age means age on the last anniversary plus elapsed time.

If it is discovered on or before the Premium Recalculation Date of the Policy that the age or sex of the Insured has not been correctly stated in the application:

 .    The values and benefits will be the amounts which the premiums and
     Unscheduled Payments paid would have purchased for the correct age and sex; and

 .    If necessary, the Premium Recalculation Date and the Premium Change Date
     will be changed to reflect the correct age.

If it is discovered after the Premium Recalculation Date of the Policy that the age or sex of the Insured has not been correctly stated in the application:

 .    The values and benefits will be the amounts which would have been purchased for the correct age and sex based on premiums paid before the Premium Recalculation Date, Unscheduled Payments paid in all years and the new premium due starting on the correct Premium Change Date;

 .    If necessary, the Premium Recalculation Date and the Premium Change Date
     will be changed to reflect the correct age; and

 .    A new premium will be calculated as of the correct Premium Recalculation
     Date.

The Company will compare the new premium to the premium calculated before the misstatement was discovered. If the new premium is greater, you will be charged for the difference in premiums due for the Policy. If the new premium is less, the Company will refund the difference to you.

The Company will reprocess each policy transaction to determine the current Cash Value and Death Benefit based on the correct cost of insurance rates.

Claims of Creditors
The Policy and payments under it will be exempt from the claims of creditors to the extent allowed by law.

Basis of Values
"1980 CSO" means Commissioners 1980 Standard Ordinary; it is used to describe mortality tables. The B Tables are used for unisex issues and are weighted 80 per cent male and 20 per cent female. The Policy Class and issue basis are shown in Section 1. Unisex issues provide the same rates, benefits and values for males and females.

If the Policy is in a Nonsmoker Class, the table is the 1980 CSO Nonsmoker
Table.

If the Policy is in a Smoker Class, the table is the 1980 CSO Smoker Table.

If the age of the Insured on the Policy Date is less than 20, the table is the 1980 CSO Table.

Reserves and Cash Values are not less than those based on the mortality table for this Policy. Reserves are not less than reserves computed by the Commissioners Reserve Valuation Method. Net single premiums, Fixed and Variable Paid-Up Insurance and Fixed Extended Term Insurance are based on the mortality table for this Policy. Curtate monthly functions are used. Interest is compounded monthly at the annual effective rate shown in Section 1. (See the Basis of Values Interest Rate.) A detailed statement of the method of computing values and net single premiums has been filed with the Insurance Department of the state in which the Policy is delivered. All values are equal to or are in excess of the minimum values required by, and all comply with, the law of that state.

Periodic Reports
The Company will send you all reports required by law and regulation. Such reports will be sent once each year or more often if required by law or regulation. The annual report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; and any other required information. No annual reports will be sent while the Policy is in force under the Fixed Paid-Up Insurance Option or the Fixed Extended Term Insurance Option.

Postponement of Variable Benefits

The Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

 .    The New York Stock Exchange is closed for trading (except for normal weekend and holiday closing) or when trading is restricted; or

 .    The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

 .    The Securities and Exchange Commission orders the New England Zenith Fund or its successor or any other investment company in which the Variable Account is invested to postpone payment or transfer of variable benefits.

Postponement of Loans and Surrender Under Fixed Lapse Options
If the Policy is in force under the Fixed Paid-Up or Fixed Extended Term Insurance Option, the Company can postpone payment of the Net Cash Value for not more than six months after surrender. If payment is postponed for more than 30 days it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

If the Policy is in force under the Fixed Paid-Up Insurance Option, the Company can postpone the making of any Policy Loan for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

Postponement of Surrenders, Transfers and Loans From The Fixed Account
The Company can postpone the payment of the portion of the Policy's Net Cash Value which is in the Fixed Account for not more than six months after surrender. If payment is postponed for more than 30 days, it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

The Company can postpone transfers from the Fixed Account for not more than six months from the date of the request. The effective date of the transfer is the date on which values are transferred from the Fixed Account.

The Company can postpone the making of any Policy Loan from the Fixed Account for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

5.   Premiums

Payment
Premiums are scheduled payments to the Company for the Policy. Payments can be made at the Administrative Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be given on request. The Policy will not be in force until the first premium is paid.

Amount and Frequency
Annual premiums for the Policy and for any riders are shown in Section 1. Payments can be annual, semi-annual or quarterly or can be at any other frequency agreed to by the Company. Payment is due in advance on the first day of each payment period, starting on the Policy Date. Future Cash Values and Death Benefits can be permanently affected:

 .    By payment of premiums at a frequency other than annual; and

 .    By changing the frequency of payment of premiums.

No premium will be due or payable for any period after the death of the Insured.

The Company will send you a bill 25 days before the premium due date if you pay premiums at an annual, semi-annual or quarterly frequency. The bill will show: the premium due; any policy loan interest due; and any planned Unscheduled Payment, if the premium due date is a policy anniversary. If you submit the bill with a payment, the premium due will be paid, if the payment is large enough. The amount of the payment which is in excess of the premium due will be used to pay any policy loan interest due. Any remaining amount will be an Unscheduled Payment. (See Section 6.) If you submit a payment without a bill, the payment will be deemed to be the premium due if: the payment is received in the period between 25 days prior to the premium due date and 31 days after the premium due date; and the payment is large enough to pay the premium due. The amount of the payment which is in excess of the premium due will be used to pay any policy loan interest due; any remainder will be an Unscheduled Payment. Any payment received that is less than the premium due will be deemed an Unscheduled Payment. (See Section 6.)

If you pay premiums at any other frequency, each payment will be credited as agreed to by you and the Company.

Premium Recalculation Date
On the Premium Recalculation Date the Company will calculate a new premium for the Policy based on the Cash Value of the Policy on that Date: before any premium due on that Date is credited to the Policy; and before any monthly charges for that Date are deducted from the Cash Value. The new premium will be due starting on the next policy anniversary (called "Premium Change Date"). The new premium will not be greater than the Guaranteed Maximum Premium shown in
Section 1.

Grace Period
There is a grace period of 31 days in which to pay a premium, without interest, after its due date. The insurance will be in force during the grace period. There is no grace period for the first premium.

Special Premium Option
If you choose this Option in writing it will take effect after the first policy year. When this Option is in effect, each time a premium has not been paid by the end of its grace period, the Company will determine if the Option will apply. This Option will apply if the following conditions are met:

On the due date of the premium in default, the Cash Value less the Tabular Value is equal to or greater than the total of the Policy and rider premiums in default; and

 .    Use of the Option will not result in the Policy Loan Balance exceeding the
     Loan Value of the Policy.

If the Option is applied, the Company will not require payment of the policy premium less any substandard premium. The Company will deduct from the Cash Value 91% of each of the following:

 .    Any substandard premium, if the Policy is in other than a Standard Policy
     Class;

 .    Any rider premium in default; and

 .    The administrative charge for the policy premium.

If the premiums are being paid at a frequency other than annual, the amount of the payment not required and the deduction will reflect the frequency of premium payment.

The amount will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account. If this Option is applied, the Policy will not lapse for nonpayment of the premium.

If you have chosen both this Option and the Option for Automatic Premium Payment by Policy Loans, the Company first will determine if this Option will apply. If this Option cannot be applied, the Company will determine if the Option for Automatic Premium Payment by Policy Loans will apply.

You can choose in writing to use or to cancel the Special Premium Option.

Use of this Option can have a permanent effect on Cash Values and Death
Benefits.

Option for Automatic Premium Payment by Policy Loans
If this Option has been chosen in writing and a premium is not paid by the end of its grace period, a premium will be paid using any available Loan Value of the Policy as long as the Special Premium Option is not applied. (See Section 13.) If the unpaid premium is an annual or a semi-annual premium, it will be paid in full, if possible. Otherwise, a premium will be paid to the next quarterly due date, if possible. If the amount available is not enough to pay a premium to the next quarterly due date, no premium will be paid. Loan interest will be charged on automatic Policy Loans from the due date of the premium. You can choose in writing to use or to cancel this Option.

Premium Adjustment at Death
The pro rata portion of any premium paid for a period beyond the date of death will be added to the policy proceeds. This adjustment does not apply to Variable Paid-Up, Fixed Paid-Up or Fixed Extended Term Insurance.

If the Insured dies during the grace period of an unpaid premium, the policy proceeds will be reduced by a pro rata premium to the date of death.

6.   Unscheduled Payments

Unscheduled Payments
Unscheduled Payments can be made at any time subject to the following:


 .    The Policy must be in force on a premium paying basis;

     and

 .    The premiums for the Policy and any riders are not being waived under any
     Waiver of Premiums Rider attached to the Policy; and

 .    No Unscheduled Payment can be less than $25 except with the consent of the
     Company; and

 .    If an Unscheduled Payment would increase the Death Benefit by more than it would increase the Cash Value, proof that the Insured is insurable and the Company's consent will be required; and

 .    If the Policy is in other than a Standard Policy Class, the Company's consent will be required.

Unscheduled Payments will not be waived by the Company under any Waiver of Premiums rider attached to the Policy.

Each net Unscheduled Payment (see Section 1) will be applied to the Policy as of the date it is received by the Company at its Administrative Office. There is no grace period for Unscheduled Payments.

If the Policy lapses and you made an Unscheduled Payment during the grace period of the premium in default, the amount of the Unscheduled Payment will be refunded to you.

7.   The Variable Account

The Variable Account
The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law. The assets of the Account are owned by the Company. The assets of the Account will be used to provide values and benefits under this Policy and similar policies; but the Account is not chargeable with liabilities arising out of any other business the Company may conduct.

Sub-Accounts
The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the New England Zenith fund or its successor or any other investment company in which the Account is invested. Shares of a portfolio are purchased for a sub-account at their net asset value.

The Policy's first investment is made in the Money Market sub-account as of the latest of:

 .    The Policy Date;

 .    The date of Part II of the Application, if any is required; and

 .    The date the first premium is received by the Company.

The Policy's Cash Value will be transferred, based on your choice, to the sub-accounts and the Fixed Account as of the later of: 45 days after Part I of the Application is signed; and 10 days after the Company mails the separate Notice of Withdrawal Right. Before this transfer, the values and benefits of the Policy will depend on the net investment performance of the Money Market sub-account. After this transfer: each net premium allocated to the Account will be invested in the sub-accounts you chose as of its due date; and each net Unscheduled Payment allocated to the Account will be invested in the sub-accounts you chose as of the date it is received by the Company at its Administrative Office.

Each distribution of income, dividends and capital gains from a portfolio to a sub-account will be reinvested for the benefit of the owners of the policies in that sub-account at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 10 sub-accounts, except with the consent of the Company; and the Fixed Account will be counted in the limit of 10.

The values and benefits of a policy depend on: the investment performance of the portfolios in which the sub-accounts are invested; and the interest credited to the Fixed Account. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy.

Choice of Sub-Accounts
You choose the sub-accounts in which net premiums and net Unscheduled Payments are to be invested. You can change the choice for future premiums and future Unscheduled Payments at any time by notice to the Company. The portion of the net premium and the net Unscheduled Payment to be applied to each sub-account chosen must be a whole percent not less than 10.

The portfolios as of the Date of Issue are listed in the then current prospectus for the Account.

Change in Portfolios
The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then available in the New England Zenith Fund or its successor or any other investment company in which the Account is invested; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

 .    The value of the removed portfolio; and

 .    Future net premiums and future net Unscheduled Payments applied to that sub-account.


Transfer Option
After the Right to Return the Policy period you can transfer all or a portion of the Policy's existing share of a sub-account to another sub-account or to the Fixed Account. (See Restriction of New Amounts Applied to the Fixed Account provision.) Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone. Transfers will be subject to a limit of 4 in each policy year, except with the consent of the Company.

Change of Investment Policy
The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the state of Delaware; and
(b) a statement of the approval process has been filed with the Insurance Department of the state in which this Policy is delivered. If the investment policy of the Account is changed, the Company will give you written notice of the change. You can then choose to exchange this Policy for a new policy which has a fixed death benefit. The exchange will be on the same basis as that described in the Exchange of Policy section. (See Section 14.) If you choose to make the exchange, the request for the exchange must be made within 60 days of the later of: (a) the effective date of the investment policy change; or (b) the date you receive the notice of the change.

Rights Reserved by the Company

The Company reserves the right to take certain actions subject to compliance with law including, if required, the approval of the owners of the policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest some or all of the assets of the Account other than in the New England Zenith Fund;
(d) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or to operate the Account in any other form permitted by law; and (e) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

8.   The Fixed Account

The Fixed Account
The Fixed Account is a segmented fund within the general account of the Company.

If you choose the Fixed Account, the first date on which money is applied to the Fixed Account for the Policy is the latest of:

 .    45 days after Part 1 of the Application is signed;

 .    10 days after the Company mails the separate Notice of Withdrawal Right;
     and

 .    The effective date of the choice of the Fixed Account.

Before this date, the value of the portion of the net premium and any net Unscheduled Payment allocated to the Fixed Account will depend on the net investment performance of the Money Market sub-account of the Variable Account. After this date: each net premium allocated to the Fixed Account will be applied as of its due date; and each net Unscheduled Payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Administrative Office. Each transfer to the Fixed Account will be applied as of the transfer date.

Fixed Account Interest
The rate of interest for each amount applied to the Fixed Account: will be the rate set by the Company in advance for the date the amount is applied to the Fixed Account; and will not be less than a rate equivalent to an annual effective rate of 4.5%. The effective interest rate used on your Policy will be the weighted average of all such rates for your Policy.

Each year, on the policy anniversary, the Company will determine a portion, if any, of the Policy's share of the Fixed Account which will be reinvested at the rate effective on that date.

Interest will be credited to the Fixed Account on a daily basis.

Restriction of New Amounts Applied to the Fixed Account
The Company reserves the right to restrict new amounts applied to the Fixed Account if the rate of interest that would be used for the new amount is a rate equivalent to an annual effective rate of 4.5%.

Transfers Out of the Fixed Account
You can transfer a limited portion of the Policy's share of the Fixed Account to the sub-accounts once within 30 days before each policy anniversary. The transfer will be limited to the greater of: 25% of the Policy's share of the Fixed Account; and the amount of the Policy's share of the Fixed Account transferred to the sub-accounts the prior year. Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone.

Choice of the Fixed Account
You can choose to have net premiums and net Unscheduled Payments applied to the Fixed Account. You can change the choice for future net premiums and future net Unscheduled Payments at any time by notice to the Company in writing. (See the Restriction of New Amounts Applied to the Fixed Account provision.) The portion of the net premium and net Unscheduled Payment to be applied to the Fixed Account must be a whole percent not less than 10.

9.   Nonpayment of Premiums

Lapse of Policy
Any premium which is not paid by its due date is in default. If it remains unpaid at the end of its 31-day grace period and is not paid automatically under one of the options in Section 5, the Policy will lapse and Unscheduled Payments cannot be made. If the Policy lapses to Fixed Paid-Up Insurance or Fixed Extended Term Insurance, it will not be affected by: the investment performance of the Account; and the interest rates used for the Fixed Account.

Lapse Options

If the Policy lapses because a premium is not paid, any Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default will be: transferred from the Fixed Account and the Account to the general account of the Company and used to continue the Policy in force either as Fixed Paid-Up Insurance or Fixed Extended Term Insurance as stated below; or left in the Fixed Account and the Account and used to continue the Policy in force as Variable Paid-Up Insurance as stated below. Any riders will lapse unless otherwise stated in the rider. Any Policy Loan Balance will be cancelled when the Net Cash Value is used for this purpose.

Choice of Lapse Option
If the Policy is in a Standard Policy Class (see Section 1), the use of the Fixed Extended Term Insurance Option at lapse will be automatic unless you choose the Fixed Paid-Up Insurance Option or the Variable Paid-Up Insurance Option. You can make or change your choice at any time in writing, but not later than 60 days after the due date of the premium in default. Unless Variable Paid-Up Insurance applies:

 .    If the Net Cash Value less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default will provide an amount of Fixed Paid-Up Insurance equal to or greater than the amount of Fixed Extended Term Insurance, the Fixed Paid-Up Insurance Option will be used; and

 .    If the Insured dies within 60 days after the due date of the premium in default, the Fixed Option which will provide the greater death benefit will be used.

If the Policy is in other than a Standard Policy Class, only the Fixed Paid-Up Insurance Option is available.

Fixed Paid-Up Insurance Option
Fixed Paid-Up Insurance is permanent life insurance for a level amount with no premiums due. It has increasing Cash Values and Loan Values. The amount of Fixed Paid-Up Insurance is payable at the death of the Insured.

Fixed Paid-Up Insurance will be provided by using the Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default as a net single premium at the age of the Insured on the due date of the premium in default.

Fixed Extended Term Insurance Option
(Available only if the Policy is in a Standard Policy Class.) Fixed Extended Term Insurance is life insurance for a level amount for a limited term with no premiums due. It has Cash Values, but no Loan Value. The amount of Fixed Extended Term Insurance is payable only if the Insured dies prior to the end of the term.

Fixed Extended Term Insurance will be provided by using the Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default as a net single premium at the age of the Insured on the due date of the premium in default. The amount of Fixed Extended Term Insurance will equal the Death Benefit of the Policy on the due date of the premium in default.

Variable Paid-Up Insurance Option
Variable Paid-Up Insurance is available:

 .    If the Policy is in a Standard Policy Class; and

 .    If the initial Amount of Variable Paid-Up Insurance is at least $5,000.

If you chose this Option and the Initial Amount of Variable Paid-Up Insurance is less than $5,000, Fixed Paid-Up Insurance will be provided.

Variable Paid-Up Insurance is permanent life insurance with no premiums due. The Initial Amount of Variable Paid-Up Insurance will be determined by using the Net Cash Value less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default as a net single premium at the age of the Insured on the due date of the premium in default.

The Death Benefit will be equal to: the greater of the Variable Death Benefit and the Initial Amount of the Variable Paid-Up Insurance; less any Policy Loan Balance. The Variable Death Benefit for the first policy month after lapse is equal to the Initial Amount. The Variable Death Benefit for each later policy month is adjusted on the first day of that policy month. For each policy month after the first, the Variable Death Benefit:

 .    Will increase if the Policy's Actual Investment Return for the Period plus any cost of insurance adjustment is greater than the Base Investment
     Return;

 .    Will remain the same if the Policy's Actual Investment Return for the
     Period plus any cost of insurance adjustment is equal to the Base Investment Return; and

 .    Will decrease if the Policy's Actual Investment Return for the Period plus any cost of insurance adjustment is less than the Base Investment Return. (See Actual Investment Return and Base Investment Return, Section 11.)

The amount by which the Variable Death Benefit will change each policy month is equal to:

 .    The dollar amount by which the Policy's Actual Investment Return for the
     Period plus any cost of insurance adjustment is greater or less than its Base Investment Return;
              DIVIDED BY

 .    The Net Single Premium per $1.00 of Variable Death Benefit at the age of
     the Insured on the first day of the policy month.

The cost of insurance adjustment, if any, to be added to the Policy's Actual Investment Return for the Period to compute the Variable Death Benefit is equal to the difference between the maximum guaranteed cost of insurance and the actual cost of insurance for the Policy.

Variable Paid-Up Insurance has Cash Values and Loan Values. The Cash Value and Loan Value can increase or decrease on a daily basis, depending on: the investment performance of the chosen sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return, Section 11.)

The Cash Value of the Variable Paid-Up Insurance is equal to: the Policy's share of the chosen sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 13.) The amount of the Cash Value depends on: investment performance of the chosen sub-accounts; interest credited to the Policy's share of the Fixed Account; cost of insurance charges; transfers among sub-accounts and the Fixed Account; and Policy Loans.

The cost of insurance is deducted from the Cash Value:

 .    On the last day of each policy month: and

 .    On the date the Policy is surrendered if it is other than the last day of the policy month.

The cost of insurance will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account.

The cost of insurance depends on the cost of insurance rate at the time of the deduction and on the difference between the Variable Death Benefit and the Cash Value on the last day of the month. The cost is pro rated in the event of surrender during a policy month. (See Cost of Insurance Rates, Section 11.)

If a Policy Loan Balance exists and the Net Cash Value is not enough to cover the cost of insurance, the difference will be treated in the same manner as an excess Policy Loan. (See Section 13.)

The Loan Value of the Variable Paid-Up Insurance is described in Section 13.

10.  Reinstatement After Lapse

Reinstatement
The Policy and riders can be reinstated at any time. (See Limitations on Reinstatement below.)

Reinstatement will be subject to:

 .    Application to reinstate; and

 .    Proof that the Insured is then insurable if reinstatement is applied for more than 31 days after the end of the grace period of the premium in default; and

 .    Payment, while the Insured is living, of the cost to reinstate; and

 .    Payment or reinstatement of any Policy Loan Balance on the due date of the premium in default, plus interest that would have accrued if the Policy had not lapsed; and

 .    Payment or reinstatement of each partial surrender and partial withdrawal made during the grace period of the premium in default.

The cost to reinstate is the greater of: (a) each unpaid premium plus interest at the rate of 5% per year compounded yearly; and (b) 110% of any increase in the Cash Value as the result of the reinstatement plus each unpaid rider premium with interest at the rate of 5% per year compounded yearly.

If Fixed Extended Term Insurance is in force under Section 9, and there are at least five years of the term left, proof that the Insured is insurable will not be required to reinstate the Policy; but it may be required to reinstate riders.

If Policy Loans were made while the Policy was in force as paid-up insurance and the Loans are not repaid, they will continue in force after the Policy is reinstated.

Limitations on Reinstatement
The Policy and riders cannot be reinstated, except with the consent of the
Company:

 .    If more than seven years have passed since the due date of the premium in default; or

 .    If the Policy has been surrendered for its Net Cash Value. (See Section
     11.)

Any rider which provides life or disability insurance on a person other than the Insured can be reinstated only as stated in the rider.

11.  Cash Value of the Policy

Surrender of the Policy
You can surrender the Policy for its Net Cash Value at any time by notice to the Company in writing. Upon surrender, the Policy will be cancelled. The Net Cash Value will be paid to you in one sum, unless you choose in writing to apply all or part of the Value to any Payment Option. (See Payment of Benefits, Section 17.)

Net Cash Value
The Net Cash Value of the Policy is equal to:

 .    The Cash Value of the Policy;
          LESS

 .    Any Policy Loan Balance;
          LESS

 .    Any Surrender Charge. (See Section 3.)

Cash Value
The Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account until the later of: 45 days after Part I of the Application is signed; and 10 days after the Company mails the separate Notice of Withdrawal Right. Thereafter, the Cash Value of the Policy if all premiums due have been paid is equal to: the Policy's share of the chosen sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See
Section 13.) The amount of the Cash Value depends on: the frequency and amount of net premiums; the frequency and amount of net Unscheduled Payments; investment performance of the chosen sub-accounts; interest credited to the Policy's share of the Fixed Account; Monthly Deductions; cost of insurance charges; partial surrenders; partial withdrawals; the use of the Special Premium Option; transfers among sub-accounts and the Fixed Account; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on: the actual investment performance of the chosen sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return below.)

For 60 days after the due date of a premium in default, the Cash Value will not be less than the Cash Value on the due date plus or less the Actual Investment Return from the due date to the date of the calculation.

If the Policy is in force under the Fixed Paid-Up Insurance Option or the Fixed Extended Term Insurance Option: the Cash Value of the Policy on any date is equal to the net single premium which would be required to provide the insurance at the age of the Insured on that date; and for 31 days after each policy anniversary, the Cash Value will not be less than on the anniversary.

The Cash Value of the Policy is not increased by the Cash

Value of any rider, unless stated in the rider.

Monthly Charges
If the Policy is not lapsed, monthly charges for the Monthly Deduction and the cost of insurance are deducted from the Cash Value of this Policy on the first day of each policy month for that policy month. The monthly charges will be made whether or not premiums are paid. As long as the Cash Value less the Policy Loan Balance is sufficient to pay the entire monthly charges, the monthly charges will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account.

If a Policy Loan Balance exists and the Cash Value less the Policy Loan Balance is not enough to cover the monthly charges, the difference will be treated in the same manner as an excess Policy Loan. (See Section 13.)

The Monthly Deduction consists of an administrative charge and a minimum death benefit guarantee charge. The maximum amount of the Monthly Deduction due for a policy month is equal to 0.00009 times the Face Amount.

The monthly cost of insurance is equal to: the amount at risk; times the cost of insurance rate for that month. The amount at risk is equal to:

 .    The Death Benefit on the first day of the policy month discounted at the monthly equivalent of 4.5% per year;
              LESS

 .    The Cash Value on the first day of the policy month after the Monthly
     Deduction has been processed.

12.  Death Benefit

Death Benefit
The amount of the Death Benefit will depend on the Death Benefit Option in effect on the date of death. The amount payable will be reduced by any Policy Loan Balance on the date of death.

Death Benefit Option
This Policy offers two Death Benefit Options. The Death Benefit Option will be as chosen in the Application. The Death Benefit Option is shown in the Policy Schedule.

Option 1
The Death Benefit on the date of death is equal to:

 .    The Face Amount shown in Section 1; or, if greater,

 .    The Cash Value divided by the net single premium at the attained age of the
     Insured.

Option 2
The Death Benefit on the date of death is equal to:

 .    The Face Amount shown in Section 1 plus any excess of the Cash Value over the Tabular Value; or, if greater,

 .    The Cash Value divided by the net single premium at the attained age of the
     Insured.

13.  Policy Loans

Policy Loans
After the Right to Return the Policy period you can borrow all or part of the Loan Value of the Policy by written request to the Company. Policy Loans are made on the sole security of the Policy. The amount you can borrow at any time is equal to the Loan Value less any Policy Loan Balance at that time. Policy Loans may be made automatically to pay premiums. (See Option for Automatic Premium Payment. Section 5.) Unless you request otherwise, Policy Loans will reduce first, the Policy's share of the sub-accounts proportionately and second, the Policy's share of the Fixed Account, except as noted below in the Interest on Loans; Policy Loan Balance provision. Assets equal to the amount of the Loan:

Will be transferred to the general account of the Company; and

 .    Will earn interest at the effective rate per year of not less than: the
     Policy Loan interest rate; less 1.5%.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.

Loan Value
Unless the Policy is lapsed for Fixed Paid-Up Insurance or Fixed Extended Term Insurance, the Loan Value of the Policy is the amount which with loan interest will equal: 90% of the Cash Value of the Policy projected to the next policy anniversary or, if earlier, to the next premium due date, less the Surrender Charge on the next loan interest due date or, if greater, on the date the loan is made. The Cash Value will be projected with interest at the effective rate per year of 1.5% less than the Policy Loan interest rate.

If the Policy is in force under the Fixed Paid-Up Insurance Option, the Loan Value is the amount which with loan interest will equal the Cash Value of the Policy on the next loan interest due date. The Policy has no Loan Value while it is in force as Fixed Extended Term Insurance. (See Section 9.)

Cost of Insurance Rates
The cost of insurance rates for each policy month are based on: the sex of the Insured; the class of the Policy; and the age of the Insured on the first day of the policy year. The rates will be set by the Company each year on the policy anniversary, based on the expectations of the Company as to future experience with regard to investment earnings, mortality, expenses and lapse rates. The rates are guaranteed for one year. The rates are guaranteed not to be greater than those based on the mortality table for the Policy. (See Basis of Values.)

Monthly cost of Insurance Adjustment At Surrender
The pro rata portion of any monthly cost of insurance deduction made for a period beyond the date of surrender will be added to the surrender proceeds.

Base Investment Return
The Policy has a Base Investment Return for each Valuation Period for its share of each chosen sub-account and of the Fixed Account. The Policy's Base Investment Return is the amount which would be earned by the Policy's share if each sub-account had investment performance and the Fixed Account had interest credited at a rate equivalent to an annual effective rate of 4.5% per year. The Base Investment Return is used in the determination of: the Tabular Value; and the Variable Death Benefit under the Variable Paid-Up Insurance Option.

Actual Investment Return
The Policy has an Actual Investment Return for each Valuation Period for its share of each chosen sub-account and of the Fixed Account. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b); where:

 .    (a)  is equal to the Policy's share of the sub-account as of the end of the
          Valuation Period;
              PLUS
     the monthly charges deducted in the Valuation Period;
              LESS

     any net premium and net Unscheduled Payment credited during the Valuation Period;
              PLUS

     the total of the partial surrenders and partial withdrawals made during the Valuation Period;
              PLUS

     the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value;
              PLUS or LESS

     a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account; and

 .    (b)  is equal to the Policy's share of the subaccount as of the end of the most recent Valuation Period:
              PLUS or LESS

     a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account.

The Actual Investment Return for the Fixed Account for each Valuation Period is equal to (a) minus (b); where:

 .    (a)  is equal to the Policy's share of the Fixed Account as of the end of the Valuation Period;
              PLUS

     the monthly charges deducted in the Valuation Period;
              LESS

     any net premium and net Unscheduled Payment credited during the Valuation Period;
              PLUS

     the total of the partial surrenders and partial withdrawals made during the Valuation Period;
              PLUS

     the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value; and

 .    (b)  is equal to the Policy's share of the Fixed Account as of the end of the most recent Valuation

          Period.

There is a daily charge for mortality risk and expense risk against the Policy's share of the sub-accounts. This charge will not be greater than: a rate equivalent to .90% per year; or, if less, the rate allowed by federal securities law.

Valuation Periods and Valuation Dates
A Valuation Period for each sub-account is a period:

 .    Which starts on a Valuation Date; and
 .    Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date.

Interest on Loans; Policy Loan Balance
Policy Loans bear interest as shown in Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due on the annual premium anniversary date each year. Loan interest not paid when due will be added to the Loan and will bear interest; when loan interest is added to the Loan, the Policy's share of the sub-accounts and of the Fixed Account will be reduced proportionately.

Repayment of Loans
Policy Loans may be repaid to the Company at any time in whole or in part. Loan repayments will be allocated: first, to repay the Loans made against the Fixed Account; and second, unless you request otherwise, to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts. A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance on the date of death of the Insured. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy less the Surrender Charge on the next loan interest due date or, if greater, on the current Valuation Date (called "excess Policy loan"), the Company will mail a notice to you and to any assignee. The notice will be mailed to the addresses on record with the Company. If the excess amount is not paid to the Company within 31 days after mailing of the notice, the Policy will lapse without value.

14.  Exchange of Policy

Exchange of Policy

Within 24 months after its Date of Issue, you can exchange this Policy, if all premiums due have been paid, for a policy which provides fixed benefit insurance. The new policy will be issued:

 .    By New England Mutual Life Insurance Company;

 .    On any plan of Whole Life or Endowment insurance with a level face amount issued by New England Mutual Life Insurance Company on the Policy Date;

 .    With the same Insured, Age, Policy Date, Face Amount and underwriting class as this Policy;

 .    Subject to any cost or credit and the repayment of any Policy Loan Balance;
     and

 .    Subject to any assignments of this Policy, and limitations on this Policy stated in riders.

Riders which provide benefits that are the same as those provided by riders on this Policy will be attached to the new policy, if they are available.

Change Cost or Credit
Any change cost or credit will be quoted by the Company on request.

A detailed statement of the method of computing the change cost or credit has been filed with the Insurance Department of the state in which the Policy is delivered.

15.  Policy Changes

Decrease in Face Amount
The Face Amount may be decreased by written request to the Company, if the Company consents. No portion of the Cash Value will be paid to you. A Surrender Charge will apply to a decrease in Face Amount. A decrease in Face Amount will result in a decrease in premiums and Tabular Values. The Cash Value after the decrease in Face Amount will be equal to: the Cash Value just prior to the decrease; less any Surrender Charge for the decrease. The Death Benefit will be recalculated based on the new Face Amount and the Cash Value after the decrease. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

Partial Withdrawal and Partial Surrender

The total number of partial surrenders and partial withdrawals will be limited to 4 in each policy year, except with the consent of the Company.

If Death Benefit Option 1 is in effect, you can make a partial withdrawal if the Death Benefit is greater than the Face Amount of the Policy. If there is no Policy Loan Balance, the partial withdrawal is limited to: the Cash Value; less the Face Amount times the net single premium at the Insured's attained age. If there is a Policy Loan Balance, the amount of the partial withdrawal will be further limited to prevent the Policy Loan Balance from exceeding the Loan Value of the Policy.

If Death Benefit Option 2 is in effect, you can make a partial withdrawal. If there is no Policy Loan Balance, the partial withdrawal is limited to the Cash Value less the Tabular Value. (See Section 2.) If there is a Policy Loan Balance, the amount of the partial withdrawal will be further limited to prevent the Policy Loan Balance from exceeding the Loan Value of the Policy.

A partial withdrawal will result in a decrease in Death Benefit and Cash Value. The Face Amount and Surrender Charge will not change. A partial withdrawal made before the Premium Recalculation Date will affect the amount of the premium calculated on that Date. (See Section 5.) Otherwise, the premium will not change as a result of the partial withdrawal.

Unless you request otherwise, a partial withdrawal will reduce: first, the Policy's share of the sub-accounts proportionately; and second, the Policy's share of the Fixed Account.

You also can make a partial surrender. A portion of the Cash Value will be paid to you. A Surrender Charge will be applied if you make a partial surrender. (See
Section 3.) A partial surrender will result in a decrease in Cash Value, premiums, Face Amount, Death Benefit and Tabular Value. The Face Amount which will remain after the partial surrender must not be less than the Company's published minimum, except with the consent of the Company.

Unless you request otherwise, a partial surrender will reduce: first, the Policy's share of the sub-accounts proportionately; and second, the Policy's share of the Fixed Account.

The Company will subtract the amount of each partial withdrawal and partial surrender taken during the grace period of a premium in default from the Net Cash Value used to determine the value of the Policy at lapse.

16.  Owner and Beneficiary

Owner
The Owner of the Policy is named in the Application (see copy attached); but the Owner can be changed. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is a person, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will terminate at the death of the Insured, except for Payment of Benefits. (See Section 17.)

Beneficiary
The Beneficiary is named in the Application (see copy attached); but the Beneficiary can be changed before the death of the Insured. The Beneficiary has no rights in the Policy until the death of the Insured. A person must survive the Insured to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner. The Beneficiary can also be a corporation, a partnership, a fiduciary or any other legal entity.

Change of Owner or Beneficiary
A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Administrative Office.

Assignments
An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject to the terms of the assignment. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Administrative Office. The Company will not be responsible for determining whether or not an assignment is valid.

Designation of Owner and Beneficiary
A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.

In naming Owners or Beneficiaries, unless otherwise stated:

 .    "Child" includes an adopted or posthumous child;

 .    "Provision for issue" means that if a Beneficiary does not survive the
     Insured, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

 .    A family relation such as "wife", "husband" or "child" means the relation to the Insured.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

17.  Payment of Benefits

Payment
The policy proceeds will be paid in one sum, unless all or part of the proceeds are applied to a Payment Option. (See Section 18.) The Company will pay interest on the proceeds from the date they become payable to the date of payment in one sum, or to the Option Date. The rate of interest will be set each year by the Company; but the rate on death and maturity proceeds will not be less than that required by law and the rate on other proceeds will not be less than 3 1/2% per year. The interest payable on surrender proceeds is described in Section 4.

Choice of Payment Options; Option Date
The choice of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the choice before the death of the Insured. The Option Date is the effective date of the Payment Option, as stated in the form on which you made your choice.

Payee
A Payee is a person, a corporation, a partnership, a fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.

Choices By Payees

Any proceeds payable in one sum at the death of the Insured or upon surrender of the Policy, can be applied to any Payment Option chosen by the Payee. Further, subject to the consent of the Company, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when proceeds are withdrawn can choose to apply the proceeds to a Payment Option.

Rights of Payees
The Payee under a Payment Option can be given the right:

 .    To withdraw principal and interest under the Fourth or Fifth Option; or

 .    To withdraw the commuted value of payments certain under the First, Second or Sixth Option.

Under the Life Income Options only payments certain can be commuted. No Payee has the right to assign, commute or withdraw the payments under any Payment Option, unless the right is reserved to the Payee.

Limitations
If instalments under an Option would be less than $20, proceeds can be applied to a Payment Option only with the consent of the Company.

Life Income Options
Life Income Options are based on the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based: on the rates shown in the Life Income Tables (Section
19); or, if they are greater, on the Payment Option rates of the Company on the Option Date. If the rates at a given age are the same for different periods certain, the longest period certain will be used.

Purchase of Increased Life Income Benefits
On the Option Date, a one sum purchase payment can be made to the Company to be added to the proceeds being applied to any Payment Option. The portion of Life Income payments purchased in this way will be based on the Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 19). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.

Death of Payee

If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is chosen by the successor payee. Otherwise, amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the successor Payee. If there is no successor Payee, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die.

Commutation Rate
The interest rate used to compute the commuted value of any unpaid payments certain:

 .    Under the First Option will be 3 1/2% per year; and

 .    Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.

18.  Payment Options

Payment Options
All or any part of the policy proceeds can be applied to any one of the following Options, subject to Section 17, Payment of Benefits:

First Option: Income for a Specified Number of Years
The Company will make equal monthly payments which will include both principal and interest. Payments will start on the Option Date and will continue for the number of years chosen. The number of years chosen cannot be more than 30. Interest is at the rate of 3 1/2% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below.

---------------------------------------------------
Number                Number            Number
of Years              of Years          of Years

---------------------------------------------------
 1        $84.65      11     $9.09    21     $5.56
 2         43.05      12      8.46    22      5.39
 3         29.19      13      7.94    23      5.24
 4         22.27      14      7.49    24      5.09
 5         18.12      15      7.10    25      4.96
 6         15.35      16      6.76    26      4.84
 7         13.38      17      6.47    27      4.73
 8         11.90      18      6.20    28      4.63
 9         10.75      19      5.97    29      4.53
10          9.83      20      5.75    30      4.45

Second Option: Life Income
The Company will make equal payments. Payments will start on the Option and will continue:

 .    During the life of the Payee, with no further payment after the death of the Payee, called "Life Income, No Refund"; or

 .    During the life of the Payee, but for at least 10 years, called "Life
     Income, 10 Years Certain"; or

 .    During the life of the Payee, but for at least 20 years, called "Life
     Income, 20 Years Certain".

Third Option: Life Income with Refund
The Company will make equal monthly payments. Payments will start on the Option Date and will continue during the life of the Payee. At the death of the Payee, if the total payments made are less than the total proceeds applied to the Option, then:

 .    The difference will be paid in one sum, called "Life Income, Cash Refund";
     or

 .    The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Instalment Refund".


Fourth Option: Interest
The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on proceeds:

 .    Will be paid each month to the Payee starting one month after the Option
     Date: or

 .    Will be added to the principal amount each year and will earn interest.

At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

Fifth Option: Specified Amount of Income
The Company will make equal monthly payments which will include both principal and interest. Payments will be in the amount chosen. Payments may be quarterly or at any other frequency chosen, and payments may be for different amounts, all subject to the consent of the Company. Payments will start on the Option Date and will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year. Interest will be added each year to the principal and will earn interest.

Sixth Option: Life Income for Two Lives
The Company will make equal monthly payments. Payments will start on the Option Date and will continue:

 .    While either of two Payees is living, called "Joint and Survivor Life
     Income"; or

 .    While either of two Payees is living, but for at least 10 years, called
     "Joint and Survivor Life Income, 10 Years Certain"; or

 .    While two Payees are living; and after the death of one Payee, two-thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income".


19.  Life Income Tables

Life Income Tables
Guaranteed monthly payments per $1,000 of proceeds applied to the Life Income Options are shown below:

----------------------------------------------------------------
Second and Third Options: Life Income

----------------------------------------------------------------
Age of     No         10 Years   20 Years  Cash      Installment
Payee      Refund     Certain    Certain   Refund    Refund

 *15         $3.19      $3.19      $3.19     $3.18      $3.19
  16          3.21       3.20       3.20      3.19       3.20
  17          3.22       3.22       3.21      3.21       3.21
  18          3.23       3.23       3.23      3.22       3.22
  19          3.25       3.24       3.24      3.23       3.24
  20          3.26       3.26       3.25      3.25       3.25
  21          3.27       3.27       3.27      3.26       3.26
  22          3.29       3.29       3.28      3.28       3.28
  23          3.31       3.30       3.30      3.29       3.29
  24          3.32       3.32       3.31      3.31       3.31
  25          3.34       3.34       3.33      3.32       3.33
  26          3.36       3.36       3.35      3.34       3.35
  27          3.38       3.37       3.37      3.36       3.36
  28          3.40       3.39       3.39      3.38       3.38
  29          3.42       3.41       3.41      3.40       3.40
  30          3.44       3.44       3.43      3.42       3.42
  31          3.46       3.46       3.45      3.44       3.44
  32          3.49       3.48       3.47      3.46       3.47
  33          3.51       3.51       3.50      3.49       3.49
  34          3.54       3.53       3.52      3.51       3.52
  35          3.56       3.56       3.55      3.54       3.54
  36          3.59       3.59       3.58      3.56       3.57
  37          3.62       3.62       3.60      3.59       3.60
  38          3.66       3.65       3.63      3.62       3.63
  39          3.69       3.69       3.67      3.65       3.66
  40          3.73       3.72       3.70      3.68       3.69
  41          3.76       3.76       3.73      3.71       3.72
  42          3.80       3.79       3.77      3.75       3.76

            43          3.84      3.84      3.80     3.78      3.79
            44          3.89      3.88      3.84     3.82      3.83
            45          3.93      3.92      3.88     3.86      3.87
            46          3.98      3.97      3.92     3.90      3.91
            47          4.03      4.02      3.97     3.94      3.96
            48          4.08      4.07      4.01     3.99      4.00
            49          4.14      4.12      4.06     4.03      4.05
            50          4.20      4.18      4.11     4.08      4.10
            51          4.26      4.23      4.16     4.13      4.15
            52          4.32      4.30      4.21     4.19      4.21
            53          4.39      4.36      4.26     4.24      4.27
            54          4.46      4.43      4.32     4.30      4.33
            55          4.54      4.50      4.37     4.36      4.39
            56          4.62      4.58      4.43     4.43      4.46
            57          4.70      4.65      4.49     4.49      4.53
            58          4.79      4.74      4.56     4.57      4.60
            59          4.89      4.83      4.62     4.64      4.68
            60          4.99      4.92      4.68     4.72      4.76
            61          5.10      5.02      4.75     4.80      4.85
            62          5.22      5.12      4.82     4.89      4.94
            63          5.34      5.23      4.88     4.98      5.03
            64          5.47      5.35      4.95     5.07      5.13
            65          5.61      5.47      5.02     5.17      5.24
            66          5.76      5.60      5.08     5.28      5.35
            67          5.92      5.73      5.15     5.39      5.47
            68          6.10      5.87      5.21     5.51      5.59
            69          6.28      6.02      5.27     5.63      5.72

----------------------------------------------------------------
Age of       No       10 Years   20 Years  Cash      Installment
Payee        Refund   Certain    Certain   Refund    Refund
  70          $6.48     $6.17     $5.33      $5.76     $5.86
  71           6.70      6.33      5.38       5.89      6.00
  72           6.92      6.49      5.43       6.04      6.16
  73           7.17      6.66      5.48       6.19      6.32
  74           7.43      6.84      5.52       6.34      6.49
  75           7.71      7.02      5.56       6.52      6.67
  76           8.02      7.20      5.60       6.69      6.86
  77           8.34      7.38      5.63       6.87      7.06
  78           8.69      7.56      5.66       7.07      7.27
  79           9.07      7.75      5.68       7.27      7.50
  80           9.47      7.93      5.70       7.49      7.74
  81           9.90      8.11      5.71       7.73      7.99
  82          10.36      8.28      5.73       7.96      8.25
  83          10.86      8.45      5.73       8.21      8.53
  84          11.39      8.62      5.74       8.50      8.83
**85         11.96       8.77      5.75       8.78      9.14

     *and under **and over

------------------------------------------------------------
Sixth Option: Life Income for Two Lives

------------------------------------------------------------
Age of One                Age of Other Payee
Payee

                 55       60       65        70        75
                            Joint and Survivor

------------------------------------------------------------
  55          $4.04    $4.17    $4.28     $4.37     $4.43
  60           4.17     4.36     4.53      4.68      4.79
  65           4.28     4.53     4.79      5.02      5.22
  70           4.37     4.68     5.02      5.38      5.71
  75           4.43     4.79     5.22      5.71      6.22
  80           4.47     4.87     5.37      5.98      6.68

------------------------------------------------------------
                 Joint and Survivor, 10 Years certain

  55         $3.96    $4.09    $4.20      $4.36     $4.42
  60          4.09     4.27     4.44       4.59      4.77
  65          4.20     4.44     4.69       4.91      5.09
  70          4.36     4.59     4.91       5.22      5.50
  75          4.42     4.77     5.09       5.50      5.88
  80          4.46     4.85     5.33       5.72      6.21

------------------------------------------------------------
                Joint and 2/3 to Survivor

 55         $4.37    $4.56    $4.76      $4.99     $5.23
 60          4.56     4.78     5.02       5.30      5.59

65            4.76     5.02     5.33      5.67      6.03
70            4.99     5.30     5.67      6.10      6.57
75            5.23     5.59     6.03      6.57      7.18
80            5.48     5.89     6.41      7.06      7.84

---------------------------------------------------------------------------

Payments for other ages will be quoted by the Company on request.

The rates shown above are based on an interest rate of 3 1/2% per year; and on mortality: using a 60/40 male/female weighting; based on the Individual Annuitant Mortality Table for 1983; and with projection on Scale G to the year 2000 and then on Scale B Modified to year 2010.

Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company. New England Variable Life Insurance Company Administrative Office: 501 Boylston Street Boston, Massachusetts 02117

Variable Life Policy
 .    The Death Benefit is payable at the death of the Insured.
 .    Premiums are payable to the Company for a specified period.
 .    Unscheduled Payments can be made.
 .    The Policy does not participate in Dividends.

------------------------------------------------------------
Amendments and Endorsements (To be made only by the Company)

                                                                   NEV APP-19-87

The New England
Your Financial Partner

                                          For Company Use Only
                                          No
                                            -------------------

Part I - Application to The New England Life
Insurance Company for Insurance on the Proposed Insured

Insured Proposed:
                    --------------------------------------
                    (Print name as it should appear in policy)

Questions below pertain to Proposed Insured unless otherwise indicated.

1.   Address (Include street and number, city, state and zip code)

a.   Residence
     -------------------------------------------------------

b.   Business
     -------------------------------------------------------

2.   Premium Notice Address - Proposed Insured
     ___   at 1 .a.       ____  at 1 .b.

     ___   Other than Proposed Insured (Give Name and Address)

------------------------------------------------------------
     (Street)    (City)     (State)    (Zip Code)

3.   Social Security or Employer Identification Number

Proposed
Insured
--------------------------------
First Owner
--------------------------------

4.   Birthplace
     -----------------------------------
     (City)  (State or Country)

5.   Citizen of
     -----------------------------------

6.   Birthdate
     ------------------------------------------
     (mo/day/yr)

7. Marital Status
     ___   Married    ___  Single
     ___   Divorced   ___  Widowed    ___  Separated
Continued on Reverse Side

8.   Age (Nearest Birthday)
     --------------------------------------------

9.   Sex  ___Male   ____  Female

10.  a.   Occupation
          ---------------------------------

     b.   Principal Duties
          ---------------------------------

     c.   Other Duties
          ---------------------------------

11.  a. Employer
        -----------------------------------

     b.   Nature of Business
          ---------------------------------
          ---------------------------------

12.  a.   Annual income after business expenses and before income
          taxes: (Answer every item)
          Earned income: $___________ Other income:$_______________
                                                   (Describe in 23)
     b.   Net worth: $__________________

13. Life Insurance (Personal, Business and Group) in Force (If none, so state) (Put "B" to the left of any business insurance listed)

Company              Year of Issue         Amount    ADB

-------------------  -------------------   --------  -----------
-------------------  -------------------   --------  -----------
-------------------  -------------------   --------  -----------

14. Any insurance or annuity in this or any other company which has been or will be replaced as a result of this application for insurance? (If "Yes', complete required replacement forms; list company, policy number & amounts in 23)
     ___ Yes ____ No

15.  a.  Any cigarette smoking in past year?  ____ Yes ___No
     b.  Any other tobacco use in past year?  ____ Yes ___No

16. Any other negotiations for life, disability or accidental death insurance pending or contemplated? ____ Yes ___No
     (If "Yes", see 23)

17.  Any intent to travel or reside outside USA? ___ Yes ___ No
     (If "Yes", see 23)

Continued on Reverse Side

18. Any participation within the past 3 years or intent to participate in: any flights as a trainee, pilot or crew member; SCUBA diving; sky diving; hang gliding; or motor racing? (If "Yes", complete applicable Questionnaire ___Yes ___ No

19.  Any suspension or revocation of driver's license within past 2 years?
     ___ Yes ___ No  (If "Yes" see 23)

20. Any treatment for or consultation with a physician concerning a heart attack, a stroke or cancer (other than skin cancer) within past 2 years? ____ Yes ___No

21. Any change in health or any treatment by or consultation with a physician since the date of Part II of this Application? (Answer only if Part II is dated prior to Part I. If "Yes'; see 23)

     ____ Yes ___No

22.  Is Proposed Insured currently employed less than full time? ____ Yes ___No


23.  Explain "Yes" answers (Attach memo if more space needed)

     ----------------------------------------------------------
     ----------------------------------------------------------
     ----------------------------------------------------------
     ----------------------------------------------------------

24.  Plan of Insurance
     -------------------------------------------------------

     Riders (Complete any additional application needed)
     ___   Waiver of Premiums
     ___   Acc. Death Ben.  $
                            ------------------
     ___   Purchase Option  $
                            ------------------
     ___   Level Term       $
                            ------------------

25.  Face Amount of Policy  $
     ------------------------------------------------

26. If available under policy applied for, state Planned Annual Unscheduled Payment.$
             ----------------------

27.  Death Benefit Option (if available under policy applied for):

     ___   Option 1 (Face Amount)
     ___   Option 2 (Face Amount plus any Excess Cash Value)

28.  Indicate any special request (Attach memo if more space needed)
                                                                     ------
     ---------------------------------------------

29.  Beneficiary (Include relation to Proposed Insured)
Continued on Reverse Side

     (1)  Primary                   (2)  Secondary
     ---------------------------    ---------------------------

30.  Is Proposed Insured to own the policy? ____ Yes ___No
     (If "No" name the Owner (Include relation to Proposed Insured) (Note: a numbered sequence may be used to name successive Owners)

     --------------------------------------------------------------

31.  Premium Mode
     ___  Annual  ___  Semi-Annual  ___  Quarterly
     ___  Other (see 28)

32. If available under policy applied for, are premiums in default to be paid automatically by policy loan?
     ____ Yes ___No

33. If available under policy applied for, is the Special Premium Option elected for premiums in default?
     ____ Yes ___No

34.  Prepayment $____________    ____ None (If Question 20 or 21 is answered
     "Yes", no prepayment is permitted)

35. Account Allocation (whole %) (Minimum 10% in each selected account) ___% Capital Growth
     ___%  Money Market
     ___%  Bond Income
     ___%  Stock Index
     ___%  Managed
     100%  Total

36.  Suitability Statement by Applicant
     a.   Did you receive the prospectus? ____ Yes ___No
          (If "Yes", give date of prospectus)__________

     b.   Do you understand that
          - the death benefit may increase or decrease depending on the policy's investment return, but will never be less than the guaranteed minimum? ____ Yes ___No

          - the cash value may increase or decrease depending on the investment return? ____ Yes ___No
     c. Do you believe that this policy will meet insurance needs & financial objectives? ____ Yes ___No


Continued on Reverse Side

 .    The death benefit may be variable or fixed under specified conditions.

 .    The cash values may increase or decrease in accordance with separate investment account experience.

     Administrative Office Use: Additions and Amendments

General To the best of my knowledge and belief, the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in "Additions and Amendments" as to: (a) age; or (b) plan of insurance; or (c) riders; or (d) amounts; or (e) rate class.

When Insurance Takes Effect. If a prepayment is made in connection with this Application, the Insurance will take effect as stated in the Prepayment Receipt and Temporary Life Insurance Agreement. Otherwise, the insurance will take effect only when the first premium is paid; provided that at the time of such payment: (a) this Application has been approved by the Company at its Administrative Office; and (b) there has been no change in insurability as represented in this Application since the date of the Application.

Limitation on Authority of Agents and Examiners. Agents and Examiners do not have authority: (a) to determine insurability; or (b) to change any terms of this Application; or (c) to make a contract for the Company.

Cost of Insurance Rates May Change. The cost of insurance rates for the policy may change. The rates currently being charged are not guaranteed; and the Company may charge the full maximum guaranteed rates.

Signed at (City and State)_________________Date __________19____

-------------------- --------------------    ---------------------------
Agent                Proposed Insured        Applicant if other than
                                             Proposed Insured

New England Life Insurance Company, 501 Boylston Street, Boston, Massachusetts 02116

                                                        Agent's Certificate

Proposed Insured                                    No.
----------------------------------------------------   ------------------
Completion Required in Every Case


1.   Source of Client (Check only one)
     Previous TNE Policyholder
     ___  a.   Agent's Own Client
     ___  b.   Orphan Policyholder
     ___  c.   TNE Group Insured

     New Policyholder
     ___  d.   Acquaintance
     ___  e.   Referred Lead
     ___  f.   Direct Mail
     ___  g.   Published Sources
     ___  h.   Other

Agent's
     ___  j.   Own Life
     ___  k.   Immediate Family
     ___  i.   Business Associate

2.   How long have you known Proposed Insured?
                                               --------------

3. If name of Proposed Insured has changed within past 10 years by Marriage or otherwise, give previous name.

4.   Give Proposed Insured's addresses for the past 5 years.

     a.   Residence Address shown on Part I?
          Former Business Addresses:
          From Mo. Yr.
                        -----------------------
          To Mo. Yr. Present
                            -------------------

     b.   Business Address shown on Part I?
          Former Business Addresses:
          From Mo. Yr.
                        -----------------------
          To Mo. Yr. Present
                            -------------------

5.   If Proposed Insured is a minor or married
     a. Give full name and relationship of person responsible for support, if a minor; or spouse, if married.

          --------------------------------------------------

     b.   How much insurance is in force or applied for on  person named above?

          -----------------------------------

6. Explain insurable interest of applicant, proposed beneficiary or proposed owner if not a relative nor a business partner or associate of Proposed Insured.

     ----------------------------------------------------------------------
     ----------------------------------------------------------------------

7.   a.   Your estimate (in figures) of annual income after business expenses and before income taxes of Proposed
          Insured's:
          Earned Income     $
                            -----------------
          Other Income      $
                            -----------------
                            Total Income     $
                                              --------------
          Spouse's income   $
                             -------------

     b.   Your estimate (in figures) of  Proposed Insured's networth:
               $
                -------------

8.   Indicate who will pay premiums for this insurance (If
     guardianship funds involved, evidence of authority is
     required.)
                ------------------------------------------

9. Has insurance on the life of the Proposed Insured ever been declined, postponed, or modified as to plan, amount or rate? (If "Yes", explain fully) _____Yes No_____

10. Do you have knowledge or reason to believe that any insurance or annuity in this or any other company has been or will be replaced as a result of this
     application for insurance?   _____Yes   No_____

11.  Does Proposed Insured contemplate any change in
     occupation or duties?    _____Yes   No_____
     (If "Yes" explain fully)

12.  Education

     ___a. High School ___b. Attended College
     ___c. College Graduate  ___Graduate School

13.  Employment Status (Check Employer and Field and Level, or check Other
     Status)

Employer                  Corporation       Field            Level             Other Status
_a. Government            _1) Professional  _a. Business     _a. Professional  _j. Armed Forces
_b Non Profit Org.        _2) Closely Held  _b. Sales        _b. Executive     _k. Student
_c. Partnership           _3) Other         _c. Medicine     _c. Middle Mgr.   _j. Homemaker
_d. Sole Proprietorship                     _d. Law          _d. Supervisory   _m. Unemployed
_e. Self Employed                           _e. Agriculture  _e. Technical     _n. Retired

                                            _f. Education    _f. Clerical
                                            _g. Other        _g. Craftsman
                                                             _h. Laborer

14.  Purpose Of Policy          Life

Personal              Estate Plan            Business

__a. Single Need      __f. Liquidity         __k. Key EE.
__b. Program          __g. Capital & Income  __l. Buy-Sell
__c. Gift             __h. Char. Gifts       __m. Def. Comp.
__d. Salary Svngs.    __j. Other             __n. Salary Cont.
__e. Other                                   __o. Split Dollar
(If purpose is business, complete Questions 16-20 on reverse)


15.  Ledger Services Used
     a.    Capital Needs or Income Analysis      ___Yes ___No

     b.    Estate Analysis Service    ___Yes ___No

To the best of my knowledge, I have presented the Company all pertinent facts regarding the Proposed Insured and regarding this application.

-------------       --------------------------
Date                Signature of Agent

Accepted for the Company

By:
   -------------------------   ---------------
                               Date

General Agent's Certificate

If agent of another Company, give name of other
Company
       --------------------------------------

Is agent licensed where this application is written?

-------------       -------------------------------
Date                Signature of General Agent

For Business Life Insurance Only

16. If premiums are to be paid by corporation, give exact name of corporation and State of incorporation.

     Submit evidence of authority, unless corporation is sole beneficiary and sole owner.

17.  a.   Give names of other officers, key employees or partners on whom business insurance is in force or proposed and amount of business insurance on each.

Name                Title               Amt. of Business   Amt. Of Business
                                        Ins. in force      Ins. Proposed

------------------  ------------------  ----------------   ------------------

------------------  ------------------  ----------------   ------------------

------------------  ------------------  ----------------   ------------------


     b. Are there any officers, key employees or partners among the executives or partners on whom business insurance is not in force or proposed?
          ____Yes    ____No  (If "Yes" give details)

          -------------------------------------------
          -------------------------------------------

18.  If Applicant is a Corporation
          a.   What is the present net worth?  $
                                               --------------
          b    What percentage of stock is held by Proposed Insured?
               ________%

19. If Applicant is a Partnership, give full names of partners, and percent of interest of each

     ____________________________   _____________%
     ____________________________   _____________%
     ____________________________   _____________%

20. It is frequently advisable to describe a Proposed Insured's value to the business including skills, financial loss expected, financial resources, etc. which warrant the amount of insurance requested (Submit a separate letter if more space needed)

     -----------------------------------------------------------------
     -----------------------------------------------------------------
     -----------------------------------------------------------------

     Owner's Certification Section (in lieu of W9)
     Owner's Social Security or Employer Identification Number.

     --------------------------------------------

     ___  I am   ___ I am not subject to backup withholding under Section
     3406(a)( 1 )(c) of the Internal Revenue Code. Under penalties of perjury, I certify that the information provided in this section is true, correct and complete.

-----------------------------   --------------
Owner's Signature               Date

Enter any request for additional or alternate life policies.


Agent's Identification Plate
                       (Agent's
                       Code
(Agent's Name)         Number)      (Commission Split %)

Agent
Certificate
Continued
              (Completion required in every case.)

--------------------------------------------------------------------------------------------

                                                                                  ----------
                   d. Year Business was established.
                                                                                  ----------
                   e. For the Business, provide approximate amount of:
                        Assets          Liabilities        Net Worth         Net Income
                   -------------------------------------------------------------------------
                   $                 $                 $                  $
                   -------------------------------------------------------------------------

              9. If Paid Up Additions Rider or FTR was requested, submit copy of Illustration to the home office with Application.

              10. State Source of Funds if $10,000 or greater.

--------------------------------------------------------------------------------------------

              Complete questions 11 and 12 for Variable Life Only:

              11.  Is policyowner associated with a member firm of the NASD? (If
                   YES, give name and address of firm.)

                                   -----------
              12.  Tax Bracket (%)

                                   -----------

--------------------------------------------------------------------------------------------

Remarks


--------------------------------------------------------------------------------------------

Signature     To the best of my knowledge, I have presented the Company all pertinent facts regarding the Proposed Insured and regarding this Application.

                       ------------------------------        --------------------
              Signature                              Date
              of Agent                                       --------------------
                       ------------------------------          month  day  year

--------------------------------------------------------------------------------------------
                                                                  --------------------------
General       If agent of another company, give name of company.
Agent                                                             --------------------------
Certificate   Is agent licensed where Application is written?              [_] YES    [_] NO

                         ---------------------------------------       ---------------------
              Signature                                         Date
              of General                                               ---------------------
              Agent                                                       month day year
                         ---------------------------------------

--------------------------------------------------------------------------------------------
              ------------------------------------------------------------------------------
                                                                        Commission Split
Agent                                           Agent      Agency    -----------------------
Identification          Agent Name              Number     Number       First     Renewal
              ------------------------------------------------------------------------------

              ------------------------------------------------------------------------------

              ------------------------------------------------------------------------------

              ------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                         ---------------------------------------         -------------------
For Variable  Accepted for                                         Date
Life Only     the Company                                                -------------------
                         ---------------------------------------           month day year
--------------------------------------------------------------------------------------------

              COMPLETE ABOVE DATA IN ALL CASES FOR PROPER CREDITING OF COMMISSIONS

                                                                   NEV APP-22-92

Part I                                              Policy Number
                                                                 --------------

Application To New England Life Insurance Company

Questions below pertain to the Proposed Insured unless otherwise indicated.

Activity at
Work
Question

     1. Have you been actively at work at least 30 hours per week for the past six months; at the employer's usual place of business; performing all the regular duties of your occupation; and on a work schedule not reduced or changed because of health? (If NO, Automatic Issue is not
          available.)  (If NO, explain in REMARKS)     YES     NO.
                                                    ---     ---
Personal Data

     2.   Print Name as it is to appear on the policy.


               --------------------------------------------
               First       Middle Initial   Last

     3.   Social Security Number


          ------------------------

     4.   Birthplace
                    -------------------
                    (state/country)

     5.   Marital Status

                    Single
               ---
                    Divorced
               ---
                    Married
               ---
                    Separated
               ---
                    Widowed
               ---

     6.   Birth Date
                    ------------------
                    month   day   year

     7. Age Nearest Birthday
                             ----------------

     8. Sex
          Female         Male
     ---            ---

Part I Application Continued

Address

     9.   a.   Residence

               ------------------------------------------------------------
               Street              City                State    Zip

          b.   Business

               ------------------------------------------------------------
               Company/Street       City                State    Zip

          c.   Premium Notice Address

               Proposed Insured
          ---
                     a.   Residence
               ---
                     b.   Business
               ---
               Other (Give name and address.)
          ---
               Name
                                -------------------------------
               Street
                                -------------------------------
               City/State/Zip
                                -------------------------------

Beneficiary and Owner

     10.  Beneficiary

          Primary

          --------------------------------------
          Names and Relation to Proposed insured

          Secondary

          --------------------------------------
          Names and Relation to Proposed insured

     11.  Owner        Proposed Insured     Other
                    ---                  ---

     If other, specify below. (Use a numbered sequence to designate successive owners.)

     ---------------------------------------------
     Names and Relation to Proposed insured

First Owner's Social Security or Taxpayer ID
Number
      ----------------------------------

Plan/Amount

     12. Plan
              ---------------------------

     13.  Total Face Amount $
                            -------------------

Part I Application Continued

     14.  Automatic Issue Amount  $
                                   -----------------

     15. If available under policy applied for, state Planned Annual Unscheduled Payment. $
                                 ----------------------

     16.  Death Benefit Option
          (See Prospectus for further explanation.)
                    Option 1 (Face Amount)
               ---
                    Option 2 (Face Amount plus any Excess Cash Value)
               ---

     17. If available under policy applied for, is the Special Premium Option chosen for premiums in default?
              YES       NO
          ----      ----

     18.  Account Allocations (Whole %) (Minimum 10% in each chosen account)**

                  % Capital Growth
          -------
                  % Money Market
          -------
                  % Bond Income
          -------
                  % Stock Index
          -------
                  % Managed
          -------
                  % Fixed Account
          -------
          100%      Total

*The cost of insurance for the policy may change. The rates currently charged are not guaranteed; and the Company may charge the full maximum guaranteed rates.

**The Cash Value will be allocated to the Money Market account, regardless of the chosen accounts, for an initial period described on page 1 of the prospectus.

Benefits/Riders
(*Complete additional
form.)

     19.  Waiver of Premiums Benefits
             a.  Waiver of Premium -Proposed Insured
          ---
             b.  Applicant's Waiver* - Adult Insured
          ---
             c.  Applicant's Waiver* - Juvenile Insured
          ---
                     Death or Disability
                 ---
                     Death Only
                 ---

Part I Application Continued

     20.        a.     Accidental Death                $
                   ---                                  ----------
                b.     Level Term                      $
                   ---                                  ----------
                c.     Purchase Option                 $
                   ---                                  ----------
                d.     Children's Insurance Rider*     $
                   ---                                  ----------
                e.     Other                           $
                   ---       -------------------        ----------

Premium Payment
(*Complete additional form.)

     21.       Annual        Semi Annual       Quarterly
          ---             ---               ---
               MSA NO.
          ---           -----------
             New Account*         Add to Existing Account
          ---                ---
             List Bill No.
          ---             --------

     22.  Prepayment* $              None
                      -----      ---

(If the Total Face Amount (see 13) is more than the Automatic Issue Amount (see
14) prepayment is permitted only if the answers to both questions 31 and 32 are
NO).

     23.  Automatic Payment of Premium in Default (if available) by Policy Loan.
             YES     NO
          ---     ---

Policy Date

     24.  If available, special Policy Date requested is:
              a.            or     b.   latest date that
          ---     ---------    ---      retains Proposed
                                        Insured's age last
                                        birthday.

Note: Date more than 30 days prior to date of Application not allowed.

Existing Insurance

     25. Any life insurance or annuity in this or any other company which has been or will be replaced as a result of this Application for insurance? (If YES, complete the following and submit replacement forms if required.)
             YES     NO
          ---     ---

Part I Application Continued

      ------------------------------------------------------
                    1035   Policy
       Company      Exch.  Date       Policy      Amount
                                      Number
      ------------------------------------------------------
                                                  $
      ------------------------------------------------------
                                                  $
      ------------------------------------------------------
                                                  $
      ------------------------------------------------------
                                                  $
      ------------------------------------------------------

Smoking

     26.  Has Proposed Insured used any tobacco in past year?  (If YES, complete
          the following.)     YES     NO.
                           ---     ---

          How many cigarettes per day?
                                        --------------
          If other than cigarettes, please explain.
                                                     ---------------

          ----------------------------------------------------------

Occupation and
Financial

     27.   a.  Occupation
                         -------------------------------------------------------

                         -------------------------------------------------------
                         (Give Job Title and Duties)

     28.   a.  Employed by
                              -----------------------------------------------
                              (Explain Nature of Business)

           b.  Date of Hire
                              -------------------------------
                              Month/Day/Year

     29.   a.  Annual Income  $
                               -------------
           b.  Net Worth      $
                               -------------

Suitability/Disclosure

     30.  Suitability Statement by Applicant
          a.   Did you receive this prospectus?   YES    NO
                                               ---    ---
               (If YES, give date of prospectus.)

                 ---------------------------------
                 Month/Day/Year
          b.   Do you understand that:
               - the death benefit may increase or decrease on the policy's investment return, but will never be less than the
                    guaranteed minimum?     YES    NO
                                         ---    ---

Part I Application Continued

               - the cash value may increase or decrease on the policy's investment return?
                       YES    NO
                    ---    ---
          c. Do you believe that this policy will meet your insurance needs and financial objectives?
                                            YES    NO
                                         ---    ---

     THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

     THE CASH VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH SEPARATE INVESTMENT ACCOUNT EXPERIENCE.

     ANSWER QUESTIONS 31 THRU 40 IF THE TOTAL FACE AMOUNT APPLIED FOR (SEE 13) IS MORE THAN THE AUTOMATIC ISSUE AMOUNT (SEE 14).

     31. Any treatment for or consultation with a physician concerning a heart attack, a stroke or cancer (other than skin cancer) within past 2
          years? (If YES, explain in REMARKS.)     YES     NO
                                                ---     ---

     32.  Any change in health or any treatment by or consultation with a
          physician since the date of Part II of this Application?   YES    NO
                                                                  ---    ---
          (If YES, explain in REMARKS.)

     33. Other than above, have you within the past 5 years: had a check up or consultation; been a patient in a medical facility; or been advised to have any diagnostic test, hospitalization or surgery? (If YES, explain
          in REMARKS.)   YES     NO
                      ---     ---


     34. Has Proposed Insured been convicted in the past 2 years of: driving under the influence of alcohol or drugs; or 2 or more moving
          violations?  (If YES, complete supplemental form.)     YES    NO
                                                              ---    ---

     35.  Driver's License No.
                              ---------------
          State
                              ---------------

     36. Any other negotiations for life, disability or accidental death insurance pending or contemplated?

Part I Application Continued

     37. Have you in the past 2 years participated in, or do you intend to participate: in any flights as a trainee, pilot or crew member; underwater sports (SCUBA diving, skin diving, snorkeling, hardhat); sky sports (sky diving, hang gliding, parachuting, ballooning); or motor racing (auto, motorcycle, motorboat)? (If YES, complete
          supplemental form.)     YES    NO
                               ---    ---

     38. Life Insurance in Force (If none, so state. Type - P = Personal, B = Business, G = Group)

     -----------------------------------------------------------
      Company    Type   Yr of Issue    Life Amount   ADB Amount
     -----------------------------------------------------------
                                       $             $
     -----------------------------------------------------------
                                       $             $
     -----------------------------------------------------------
                                       $             $
     -----------------------------------------------------------
                                       $             $
     -----------------------------------------------------------


     39.  Has life or disability insurance on your life ever been declined,
          postponed or modified as a plan, amount or rate?    If YES, give
          details in REMARKS.)
             YES     NO
          ---     ---

     40. Do you intend to travel or reside outside of the United States? (If YES, give details in REMARKS.)
                YES    NO
             ---    ---

Part I Application Continued

Remarks/Special Requests
for additional coverage

     (Attach Additional Sheet, if necessary)

Part I Application Continued

Company Use
(Additions and Amendments)

Declarations

     General. To the best of my knowledge and belief the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in the "Company Use" section as to: (a) age; or (b) plan of insurance; or
     (c) riders; or (d) amounts; or (e) rate class.

     When Insurance Takes Effect. If a prepayment is made in connection with this Application, the insurance takes effect as stated in the Prepayment Receipt and Temporary Insurance Agreement. Otherwise, the insurance takes effect only as of the latest of (a) the date of this Application; (b) the date the first premium is paid; and (c) the Policy Date that is requested; provided: that, with respect to the amount which is Automatic Issue, the Proposed Insured is then actively at work on a full time basis as described in 1: that the first premium is paid while the Proposed Insured is living; and, with respect to any Face Amount in excess of the Automatic Issue Amount, that at the time of payment there has been no change in insurability as represented in this Application since the date of the Application. If the Proposed Insured is not insurable under the Company's underwriting rules, the Company can decline the Application while the Proposed Insured is living.

     Limitation on Authority of Agents and Examiners Agents and Examiners do not have authority: (a) to determine insurability; (b) to change any terms of this Application; or (c) to make a contract for the Company.

Part I Application Continued

Authorization

     If the Total Face Amount applied for (see 13) is more than the Automatic Issue Amount (see 14); in order that insurance can be issued, I authorize each of the following having records or knowledge of me or my health to give this information to the Company; a medical practitioner; a medical facility; an insurance company; the Medical Information Bureau; a consumer reporting bureau; and any other company, concern or person. If insurance on any minor child is applied for this authorization extends to records and knowledge of that child and the child's health. Information received by the Company may be disclosed to third parties in the conduct of the Company's business.

     I understand that: I have a right of access to and correction of all information obtained by the Company; I can ask to be interviewed with respect to any investigative consumer report; and I can ask for a copy of any such report. A photocopy of this authorization is as valid as the original. This authorization is valid for 30 months from the date it is signed. I have received a Notice of Information Practices; this Notice gives a more detailed description of the information practices of the Company.

Signatures

     Signed at                                  Date
               -------------------------------       --------------
                    city             state           month day year

     Proposed
     Insured
               --------------------------------------------------

     Applicant if
     Other than
     Proposed Insured
                       ------------------------------------------

Agent
              ---------------------------------------------------

Agent Certificate

(Completion required in every case.)

Questions

     1.   Did you see the Proposed Insured on the date the application was
          signed?  (If NO, explain in REMARKS.)   YES    NO
                                               ---    ---
     IF THE TOTAL FACE AMOUNT APPLIED FOR IS MORE THAN THE AUTOMATIC ISSUE AMOUNT, ANSWER QUESTIONS 2 THROUGH 5.

     2.   Is the Proposed insured a citizen of the USA?
          If NO, specify:    YES    NO
                          ---    ---
          Date of entry
                        -------------------
                                mo  day  yr
          Type of visa
                       --------------------

     3. If Proposed Insured's name has been changed in the past 10 years, give former name(s)

          --------------------------------------------

     4.   Provide phone number where Proposed Insured can be contacted.

          ---------------------------

          Preferred calling time        AM      PM
                                    ----    ----
     5.   Complete the following:
          a. Describe purpose of insurance.

               Key Employee
          ---
               Salary Continuation
          ---
               Buy Sell
          ---
               Split Dollar
          ---
               Deferred Compensation
          ---
               Section 162 Bonus Plan
          ---
               Other (Describe in REMARKS)
          ---

          b.   Are other key individuals insured or being insured for similar
               amounts?    YES    NO
                        ---    ---
               (If NO, state why not.)

          ------------------------------------------------------------------

          c.   What percentage of business does the applicant own or control?
                                %
               -----------------

Agent Certificate Continued

(Completion required in every case.)

               Give names and amount of business coverage in force and/or applied for all key associates, plus the percentage of ownership in each:

    Name      Amount      %       Name      Amount      %
-------------------------------------------------------------
             $                             $
-------------------------------------------------------------
             $                             $
-------------------------------------------------------------

          d.  Year Business was established.
                                             ------------
          e.  For the Business, provide approximate amount of:

               Assets    Liabilities    Net Worth    Net Income
              --------------------------------------------------
               $         $              $            $
              --------------------------------------------------

     6. Do you have knowledge or reason to believe that any insurance or annuity in this or any other company has been or will be replaced as a
          result of this Application for insurance?     YES     NO
                                                     ---     ---

     7.   State Source of Funds if $10,000 or greater.

          ------------------------------

     8.   Owner's Occupation
                              ---------------------------
     9.   Owner's Employer
                              ---------------------------
          (Give name and address)

     10.  Owner's Financial Status:
          Annual Income  $
                          --------------------
          Net Worth, exclusive of home, furnishings and
          autos          $
                          --------------------

     11.  Owner's Tax Bracket        %
                               ------

     12.  Owner's Age
                        --------

     13.  Owner's State of Residence
                                     --------------------

     14.  Is Owner associated with a member firm of the NASD?
             YES    NO  (If Yes, give name and address of firm.)
          ---    ---

          --------------------------------

Agent Certificate Continued

(Completion required in every case.)

Remakes



Signature

     To the best of my knowledge, I have presented the Company all pertinent facts regarding the Proposed Insured and regarding this Application.

     Signature
     of Agent                       Date
              --------------------       --------------------
                                           month  day  year

General Agent Certificate

     If Agent of another company, give name of company.

     ---------------------------------

     Is agent licensed where Application is written?
                                        YES     NO
                                     ---     ---

     Signature of
     General
     Agent                           Date
           ------------------------       --------------------
                                            month  day  year

Accepted for
the Company                          Date
            ------------------------      --------------------
                                            month  day  year

Agent Certificate Continued

(Completion required in every case.)

Agent Identification

---------------------------------------------------------------
                Agent       Agency         Commission Split
 Agent Name     Number      Number      First          Renewal
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------


      COMPLETE ABOVE DATA IN ALL CASES FOR PROPER CREDITING OF COMMISSIONS

Owner's Certificate (in lieu of W9)

     Owner's Social Security or Taxpayer Identification Number

     --------------------------

         I am      I am not subject to backup withholding under Section
     ---       ---
     3406(a)(1)(C) of the Internal Revenue Code. Under penalties of perjury, I certify that the information in this section is true, correct and complete.

     Signature
     of Owner                               Date
              ----------------------             ----------------
                                                 month  day  year